Exhibit 5.1

Qwomar Building

P.O. Box 4649, Road Town

Tortola VG1110

British Virgin Islands

T: +1 284 494 1890

DD: E: Our Ref: Your Ref:	+1 284 852 1899 Jose.santos@forbeshare.com JST/6216.014 Reference

Scienjoy Holding Corporation
Clarence Thomas Building
Road Town
Tortola
British Virgin Islands

01 July 2024

Dear Sirs

Scienjoy Holding Corporation (the “Company”)

We are lawyers licensed and qualified to practice law in the British Virgin Islands. We have acted as special British Virgin Islands counsel to the Company to provide this legal opinion in connection with the Company’s Registration Statement on Form F-3 including all amendments or supplements thereto, filed with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, (the “Registration Statement”) related to:

(A) the offering of the securities listed below up to an aggregate offering price of US$250,000,000 (the “Offering”) of the Company’s:

(i)	Class A ordinary shares of no par value, preferred shares of no par value, (the “Offered Shares”)

(ii)	debt securities which may be convertible into or exchangeable for Class A ordinary shares or preferred shares or other debt securities as set out in one or more indentures (“Indentures”) to be made between the Company and a trustee named in the relevant indenture (the “Debt Securities”),

(iii)	warrants to purchase Class A ordinary shares or preferred shares as set out in one or more warrant agreements relating to the warrants to be made between the Company and a warrant agent (the “Warrant Agreements” and the “Warrants”);

(iv)	subscription rights to purchase securities in the Company as set out in one or more separate rights agent agreements to be made between the Company and one or more banks, trust companies or other financial institutions, as rights agent (the “Rights Agreements” and the “Rights”); and

(v)	units as set out in one or more unit agreements to be made between the Company and one or more unit agents consisting of any combination of Offered Shares, Debt Securities, Warrants and/or Rights (the “Unit Agreements” and the “Units”);

(vi)	or a combination of such Debt Securities, Warrants, Rights separately or as Units, in one or more offerings (the “Offered Securities”);

(B) the offering and resale of up to 11,495,061 Class A ordinary shares, of no par value in the Company (the “Resale Shares”),

(the Offered Shares and the Resale Shares together the “Shares”)

(the Debt Securities, the Warrants, the Rights and their Units, (the “Offered Securities”)

(the Shares, the Debt Securities, the Warrants, the Rights and the Units together the “Securities”).

1.	Documents Reviewed

We have reviewed originals, copies or drafts of the following documents and have examined such other documents and considered such legal matters as we have deemed necessary for the purpose of rendering this legal opinion:

1.1	The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry of Corporate Affairs”) on 28 June 2024 including:

1.1.1	the Company’s Certificate of Incorporation; and

1.1.2	the Company’s amended and restated Memorandum and Articles of Association.

1.2	A Registered Agent’s Certificate dated 25 June 2024 issued by FH Corporate Services Ltd., the Company’s registered agent (the “Registered Agent’s Certificate”).

1.3	A Certificate of Good Standing issued by the Registry of Corporate Affairs (the “Certificate of Good Standing”).

1.4	The records of proceedings on file with and available for inspection on 28 June 2024 at the British Virgin Islands High Court Registry (the “High Court Registry”).

1.5	The Registration Statement.

2	Assumptions

In giving this opinion we have assumed, without further verification, the completeness and accuracy of the Registered Agent’s Certificate and that the information contained in such certificates remains accurate as at the date of this opinion. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	That the capacity, power and authority of each of the parties to the Indentures, Warrant Agreements, the Rights Agreements and the Unit Agreements (the “Securities Agreements”) other than the Company, to enter into and perform its respective obligations under the Securities Agreements.

2.4	The Securities Agreements will be executed and delivered by an authorised person of the relevant parties to such agreement.

2.5	That copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.6	The any authorising resolutions in relation to the Offering are duly passed and remain in full force and effect and have not been revoked or varied.

2.7	The accuracy and completeness of all factual representations expressed in or implied by the documents we have examined.

2.8	That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.9	That on the date of allotment (where applicable) and issuance of any Securities, the Company is, and after any such allotment and issuance the value of the Company’s asset will exceed its liabilities and the Company is and will be able to, pay its debts as they fall due.

2.10	That the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association.

2.11	That the Company will have sufficient authorized and unissued shares to effect the issue of the Offered Shares (as the case may be) at the time of issuance, whether as a principal issue or on the conversion, exchange, or exercise of any Offered Securities;

2.12	That the form and terms of any and all Securities, the issuance and sale of any Securities by the Company, and the Company’s incurrence and performance of its obligations under or in respect of the same (including, without limitation, its obligations under any Securities Agreement, or supplement to the same) in accordance with the terms of the relevant Securities Agreement or supplement will not violate the memorandum and articles of association of the Company nor any applicable law, regulation, order or decree in the British Virgin Islands;

2.13	That all necessary corporate action will be taken to authorise and approve any issuance of the Securities, the terms of any offering of the Securities and related matters, and that the Security Agreements and any applicable supplements to the Prospectus (each, a “Prospectus Supplement”), and any other purchase, underwriting or similar agreement to the same will be duly approved, executed and delivered by or on behalf of the Company and all other parties;

2.14	That upon the issue of any Class A ordinary shares or preferred shares (as the case may be) to be sold by the Company or upon exercise of the conversion or exchangeable rights or purchase rights to the Offered Securities, the Company will receive consideration for the full issue price of the same;

2.15	That the Securities to be offered and sold, will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms pursuant to the applicable governing law and jurisdiction (except to the extent that we expressly opine herein on matters of British Virgin Islands law);

2.16	That neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state;

2.17	That the issuance and sale of and payment for the Offered Securities will be in accordance with the Security Agreements and any other purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the Prospectus, any post-effective amendment to the same and any Prospectus Supplement);

2.18	The validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the U.S. Securities and Exchange Commission (the “Commission”);

2.19	There is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Securities;

2.20	That the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Securities pursuant to the Registration Statement;

2.21	That the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of preferred shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject to such securities, the issuance and sale of the same by the Company, and the Company’s incurrence and performance of its obligations under such securities or in respect of such securities (including, without limitation, its obligations under any related agreement, indenture or supplement to the same) in accordance with the terms of the same will not violate the memorandum and articles of association of the Company nor any applicable law, regulation, order or decree in the British Virgin Islands; and

2.22	That the Offering and the transactions contemplated under the Offering comply with the requirements of the applicable rules of the Nasdaq Stock Market LLC.

2.23	That the Class A ordinary shares or preferred shares to be issued upon exercise of the Offered Securities are issued for cash consideration, or, to the extent that any Class A ordinary shares or preferred shares to be issued upon exercise of the Offered Securities are to be issued, in whole or in part, for non-cash consideration, the Company has passed or will pass a resolution of directors in respect of such Class A ordinary shares stating:

(a) the amount to be credited for the issue of such shares; and

(b) that, in their opinion, the present cash value of the non-cash consideration and cash consideration, if any, is not less than the amount to be credited for such shares.

2.24	That to the extent that the Company is to issue any shares other that the Class A ordinary shares, the 2,925,058 Class B ordinary shares or the 50,000,000 Class A preferred shares, the memorandum of association of the Company has been amended to increase the number of authorised share and set out the rights, privileges, restrictions and conditions attaching to each new class of shares;

2.25	The issue of the Securities pursuant to the Securities Agreements will be of commercial benefit to the Company;

2.26	That the Company is not conducting and will not conduct a “regulated activity” under a “financial services enactment” as defined under the Regulatory Code, 2009 (as amended);

2.27	There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the Peoples Republic of China or the United States of America.

3	Opinion

Based upon, and subject to, the foregoing assumptions and the qualifications set out in section 4 below, and having regard to such legal considerations as we consider relevant, we are of the opinion that:

3.1	The Company is a company limited by shares and registered under the BVI Business Companies Act, 2004 (as amended) (the “Act”), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

3.2	The Shares to be issued and paid for as contemplated by Securities Agreements, the Registration Statement, the Prospectus, any post-effective amendment to the same and any Prospectus Supplement, when issued by the Company against payment in full, of the consideration, in accordance with the terms set out in the Registration Statement, the Prospectus, any post-effective amendment to the same and any Prospectus Supplement and duly registered in the Company’s register of members (shareholders), such Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such securities).

3.3	The Offered Securities to be issued and paid for as contemplated in the Securities Agreements, the Registration Statement, the Prospectus, any post-effective amendment to the same and any Prospectus Supplement, when issued by the Company against payment in full, of the consideration, in accordance with the terms of the Securities Agreements, the Registration Statement, the Prospectus, any post-effective amendment to the same and any Prospectus Supplement, such Offered Securities will constitute legal, valid and binding obligations of the Company in accordance with the terms of the same.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations of the Company in connection with any offer, issuance and sale of any Securities:-

4.1.1	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

4.1.2	will be subject to statutory limitation of the time within which proceedings may be brought;

4.1.3	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

4.1.4	may not be given effect to by a British Virgin Islands court, whether or not it was applying foreign laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty;

4.1.5	in the case of any applicable purchase, underwriting, or similar agreement and any other agreement or document relating to the issue of the ordinary shares or preferred shares of the Company (as the case may be), may be subject to the common law rules that damages against the Company are only available where the purchaser of the ordinary shares or preferred shares (as the case may be) rescinds such agreement; and

4.1.6	may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands against the Company under the Securities if there are other proceedings in respect of those Securities simultaneously underway against the Company in another jurisdiction.

4.1.7	We express no opinion as to the enforceability of any provision of any document which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

4.1.8	We express no opinion as to the meaning, validity or effect of any references to foreign (non-BVI Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Securities Agreements.

4.1.9	We have not reviewed any of the Securities Agreements and our opinions are qualified accordingly.

4.2	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

4.3	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

4.4	We make no comment with regard to any references to foreign statutes in the Registration Statement.

4.5	This opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the British Virgin Islands which are in force on the date of this opinion.

5	Consents

In connection with the above opinion, we hereby consent:

5.1	To the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the captions “Enforcement of Civil Liabilities” and “Legal Matters”; and

5.2	To the filing of this opinion as an exhibit to the Registration Statement.

This opinion may be relied upon by the addressee only. It may not be relied upon by any other person except with our prior written consent.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Forbes Hare
Forbes Hare